Exhibit 10.1

June 29, 2004

Consent of Independent Public Accounting Firm

The Board of Directors

RiT Technologies Ltd.

Tel Aviv

Israel

We hereby consent to the incorporation by reference in the Registration Statement of RiT Technologies Ltd. on Form S-8 (File No. 333-90750) of our report dated February 2, 2004 except for note 10, for which the date is June 21, 2004 relating to the consolidated balance sheets of RiT Technologies Ltd. as of December 31, 2002 and 2003 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years ended December 31, 2003, which report appears in The Annual Report on Form 20-F of RiT Technologies Ltd. for the fiscal year ended December 31, 2003.

S/SOMECH CHAIKIN

Somekh Chaikin

Certified Public Accountants (Isr.)

(A member firm of KPMG International)